UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2026
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Credo Technology Group Holding Ltd
(Exact name of registrant as specified in its charter)
 _________________________

Cayman Islands	001-41249	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Maples Corporate Services, Limited, PO Box 309, Ugland House Grand Cayman, KY1-1104, Cayman Islands		N/A
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (408) 664-9329
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.00005 per share	CRDO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02    Unregistered Sales of Equity Securities.

On April 13, 2026, Credo Technology Group Holding Ltd (the “Company”) and Credo Semiconductor, Inc., a California corporation and wholly owned subsidiary of the Company, entered into a share purchase agreement (the “Share Purchase Agreement”) with DustPhotonics Ltd., an Israeli company (“DustPhotonics”), the shareholders of DustPhotonics party thereto and the shareholder representative party thereto to acquire 100% of the issued and outstanding ordinary shares and preferred shares of DustPhotonics for upfront consideration consisting of (i) $750,000,000 in cash and (ii) approximately 0.92 million ordinary shares, par value $0.00005 per share, of the Company (“Company Ordinary Shares”), subject to the terms and conditions of the definitive agreement. The Share Purchase Agreement also provides for potential incremental contingent consideration of up to approximately 3.21 million Company Ordinary Shares payable based on the achievement of certain financial milestones, subject to the terms and conditions of the definitive agreement.

The Company Ordinary Shares to be issued as consideration in the Acquisition will be issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof and Rule 506 of Regulation D and Regulation S promulgated under the Securities Act. Recipients of the Company Ordinary Shares will be provided customary piggyback registration rights with respect to such shares pursuant to the terms and conditions of the Share Purchase Agreement.

Item 7.01    Regulation FD Disclosure.

On April 13, 2026, the Company issued a press release, a copy of which is filed hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 7.01, announcing its entry into the Share Purchase Agreement.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filings under the Securities Act, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to, any statements regarding our acquisition of DustPhotonics, launches of new or expansion of existing products or services; technology developments and innovation; our plans, strategies or objectives with respect to future operations; financial outlook; future financial results; expectations regarding the markets and industries in which we conduct business; and assumptions underlying any of the foregoing. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” and similar expressions, or their negatives, may identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that may cause actual events or results to differ materially from those described in this press release, including but not limited to: the ability to complete the acquisition on the expected timeline or at all; the ability to successfully integrate DustPhotonics' operations and technology; the ability to achieve the financial milestones underlying the earnout consideration; competitive developments in the optical interconnect market; and general macroeconomic and semiconductor industry conditions. Readers are encouraged to review risk factors and all other disclosures appearing in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) on July 2, 2025, as well as our other filings with the SEC, for further information on risks and uncertainties that could affect our business, financial condition and results of operation. Copies of these filings are available from the SEC, our website or our investor relations department. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1*	Press Release dated April 13, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)
* Furnished herewith, not filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Credo Technology Group Holding Ltd

Date: April 13, 2026	By:	/s/ James Laufman
James Laufman
Chief Legal Officer